Exhibit 1.01

Conflict Minerals Report

Introduction

Our subsidiaries manufacture, market and sell various specialty chemical product lines, including high-quality specialty paints, infrastructure rehab and repair products, protective coatings, roofing systems, sealants and adhesives, focusing on the maintenance and improvement needs of the industrial, specialty and consumer markets. Our family of products includes those marketed under brand names such as Ali Industries, API, Bison Innovative Products, Carboline, CAVE, DAP, Day-Glo, Dri-Eaz, Dryvit, Ekspan, Euclid, EUCO, Fibergrate, Fibregrid, Fibrecrete, Flecto, Flowcrete, Grupo PV , Hummervoll, illbruck, Kemtile, Key Resin, Mohawk, Nudura, Prime Resins, Rust-Oleum, Specialty Polymer Coatings, Stonhard, Strathmore, TCI, Toxement, Tremco, Tuf-Strand, Universal Sealants, Viapol, Watco and Zinsser. As of May 31, 2021, our subsidiaries marketed products in approximately 160 countries and territories and operated manufacturing facilities in approximately 122 locations in the United States, Argentina, Australia, Belgium, Brazil, Canada, Chile, China, Colombia, France, Germany, India, Italy, Malaysia, Mexico, The Netherlands, New Zealand, Norway, Poland, South Africa, South Korea, Spain, Sweden, Turkey, the United Arab Emirates and the United Kingdom. Approximately 32% of our sales are generated in international markets through a combination of exports to and direct sales in foreign countries. For the fiscal year ended May 31, 2021, we recorded net sales of $6.1 billion.

After evaluating our diverse product lines, we have determined that the products we manufacture that may contain conflict minerals are our carpet/hard surface floor cleaning equipment, structure drying and dehumidifying equipment, and relatively small quantities of our nail polish, industrial wood finishes products, wood protection application systems and assembled applicator systems used for dispensing polyurethanes and epoxies (“Scoped Products”). After conducting a Reasonable Country of Origin Inquiry (“RCOI”) of the relevant direct raw material suppliers of our Scoped Products, and in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (17 CFR 240.13p-1), we are filing this Conflict Minerals Report (“CMR”).

Part I. Due Diligence

A.	RCOI

In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and its Conflict Minerals provisions (the “Regulations”), we have a Conflict Minerals Policy (our “Policy”), which is publicly available at https://www.rpminc.com/media/1977/conflictmineralspolicy.pdf. Our Policy requires that our subsidiaries identify which of their direct raw material suppliers may have supplied them with material containing one or more conflict minerals during the reporting period (“Relevant Suppliers”). When required, a RCOI, as more fully described below, was conducted and the responses from such Relevant Suppliers were reviewed. Assent Compliance (“Assent”), a third-party provider engaged by RPM International Inc. (“RPM”), facilitated communications to Relevant Suppliers. Assent has specific expertise in “conflict-minerals specific” supply-chain data management. Through Assent, Relevant Suppliers were asked to provide responses consistent with the information sought by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”). The CMRT includes questions about each Relevant Supplier’s conflict minerals policy, RCOI, or other due diligence procedures related to conflict minerals sourcing. Furthermore, the CMRT asks Relevant Suppliers to identify known smelters used to process any disclosed conflict minerals. Assent maintained and analyzed the Relevant Suppliers’ responses using data-management software and other information available to it.

B. Due Diligence Conducted on the Scoped Products’ 3TG Minerals Chain of Custody

1.	Framework

We continue to refer to the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Framework”) and applied that internationally recognized framework to conduct our due diligence efforts. The OECD Due Diligence Framework incorporates RCOI procedures.

2. Due Diligence Measures Performed

In accordance with the OECD Due Diligence Framework, we incorporated the following measures during our due diligence of the Scoped Products:

a) Policy: Based upon our experience with the Conflict Minerals process used in prior reporting periods and professional guidance received from subject-matter experts, in 2015 we revised our Policy to more effectively identify (i) whether we may have tin, tantalum, tungsten or gold (“3TG Minerals”) in any of our products and (ii) if so, whether any 3TG Minerals contained in our products originated from the Democratic Republic of Congo or adjoining countries (“DRC Region”). We review our Policy each year and revise it when needed. However, we have not substantively changed the aforementioned process since 2015. The Policy applies to our subsidiaries. It sets forth the procedures each subsidiary must use to identify 3TG Minerals in its products and facilitate the RCOI process. The Policy is publicly available at https://www.rpminc.com/media/1977/conflictmineralspolicy.pdf.

b) Internal Management Structure: Compliance with the Policy is supervised by RPM’s Legal and Compliance Department. Details regarding other direct management and internal and external communication requirements are described in the Policy which is incorporated herein by reference.

c) Controls, Transparency, Engagement with Suppliers and Customers: Our Policy requires each subsidiary to first identify whether any of its direct raw material suppliers may have provided it with products containing 3TG Minerals during the reporting period. If so, the subsidiary must provide relevant information about that supplier to RPM. Once obtained, RPM forwards the data to Assent to conduct the RCOI and any related due diligence. If 3TG Minerals are identified during Assent’s inquiries, then the subsidiary’s conflict minerals representative coordinates with Assent to review the procedures and further information obtained by Assent. Since the Scoped Products are finished products, and therefore not known to be used as direct raw materials by any of our customers, follow-on engagement with customers was not a factor during the 2021 reporting period.

d) Company Level Grievance Mechanism: Any violation of the Policy may be reported in accordance with The Values & Expectations of 168, which is our Code of Business Conduct and Ethics (our “Code”). Options for disclosure under our Code include, but are not limited to, contacting RPM’s Hotline (where permitted by local law). Additionally, the Policy requires each subsidiary’s conflict minerals representative to report any non-responsive suppliers to RPM. Our Code is publicly available at https://www.rpminc.com/media/1460/codeguidelines.pdf. and instructions for contacting the Hotline are available at https://www.rpminc.com/media/2104/hotline-instructions-updated.pdf.

e) Identification and Assessment of Risk in the Supply Chain: Based upon the relatively small number of Scoped Products as compared to the rest of our product lines, as well as the relatively small percentage of the global supply of conflict minerals originating from the DRC Region, we continue to believe that the risk that any suppliers are providing any conflict minerals to us that benefit the conflict in the DRC Region is remote. However, pursuant to our Policy and as part of the RCOI process, Relevant Suppliers are asked to respond to the CMRT questions. These questions are designed to determine whether the Relevant Suppliers in fact provide non-recycled/non-scrap 3TG Minerals to our subsidiaries and, if so, whether those Relevant Suppliers know which smelters processed such 3TG Minerals. Relevant Suppliers are also asked to disclose their conflict-free policies and due diligence procedures. Questions related to smelters and due diligence procedures are required as part of applicable post-RCOI due diligence requirements, and are asked along with the RCOI questions in order to expedite the due diligence process and limit the volume of required communications with any individual supplier.

f) Design to Respond to Identified Risks: Through Assent’s analysis, a Relevant Supplier’s response is identified if it rises to the level that indicates that a 3TG Mineral from the DRC Region could be contained in one of our products. When that occurs, the entirety of the due diligence portion of the questionnaire submitted by such Relevant Supplier is evaluated by Assent, an RPM representative or the subsidiary’s conflict minerals representative. The Relevant Supplier may be contacted to clarify answers and further identify smelters, the chain of custody of the direct material and to attempt to determine whether any mineral may have benefited the conflict in the DRC Region. Furthermore, in accordance with the Policy, an applicable subsidiary’s management may consider actions designed to mitigate any future risks of non-compliant behavior by any non-responsive supplier.

g) Follow-up with Relevant Suppliers: During the RCOI process, we received written responses from many Relevant Suppliers of direct materials used to manufacture Scoped Products. We followed the due diligence procedures described above with respect to such suppliers. As has been the case previously, a few suppliers identified smelters they believed may have sourced from the DRC Region. However, it was difficult to determine whether the response from these suppliers was product-specific and exclusively covered products purchased by us, or whether the response applied to the full spectrum of products manufactured or sold by such suppliers. In fact, the initial inquiry to each supplier requests CMRTs for all of such supplier’s products. It is only once a smelter is identified as potentially not being conflict free and sourcing from the DRC region that further inquiries are made to determine whether the smelter(s) in question specifically relates to the raw materials purchased by us. In each such case, the supplier was unable to confirm whether the materials we purchased were sourced from the smelter identified as potentially not being conflict free. Therefore, it was not possible for us to determine whether such general declarations of possible sourcing from the DRC Region were connected to any of our Scoped Products.

3. Independent Private Sector Audit

An independent private sector audit of the due diligence framework conducted by us is not required for this CMR.

4. Risk Mitigation/Future Due Diligence Measures

To increase efficiency and effectiveness, during this reporting period we used a third-party data gathering and management tool to track and manage the responses provided to our subsidiaries. Assent conducted the RCOI and required due diligence. Only a relatively small number of our products are Scoped Products and the exact number of Scoped Products may increase or decrease each year. As has been historically demonstrated since the 2013 reporting period, gathering and consolidating meaningful, relevant information from suppliers remains difficult and cumbersome. A recurring issue that we continue to attempt to mitigate is that many suppliers are overburdened with the type, detail and number of related inquiries. As a result, they continue to provide general, “company-wide” responses to specific inquiries (i.e., they provide responses that cover all of their products combined, rather than specific responses for the distinct products sold to our subsidiaries). Consequently, these suppliers are often reluctant or unable to address specific questions related to a particular product that our subsidiaries purchased from them. For these suppliers, many of which are distributors and not manufacturers, responses indicating that 3TG Minerals are present and may have come from the DRC Region are not helpful in identifying whether any one or more of the materials they supplied to us contains 3TG Minerals. In effect, these suppliers “over report” the existence of 3TG Minerals and often identify smelters that may have no connection to direct raw materials we purchased. We continue to educate the purchasing representatives from our subsidiaries to facilitate improvements in our suppliers’ responses. However, in some instances these suppliers are not located within the United States and may feel the law does not apply to them, are not manufacturers, deal with hundreds of suppliers and manufacturers themselves, and/or are unfamiliar with the reporting obligations of U.S. publicly traded companies.

Part II. Information Known Regarding Chain of Custody of Scoped Products

As a result of the due diligence conducted on the Scoped Products as described in Part I, the following relevant information is provided:

A.3TG Minerals: Tin, Tantalum, Tungsten, and Gold were all identified by Relevant Suppliers.

B.Smelters and Origin: Smelters Identified to by Relevant Suppliers. 1

[1]

Assent provided relevant Smelter Validation Reports and under those reports it identified what it categoraizes as “non-legitimate” entries which are defined as “entries that have not been verified to be legitimate smelters/refiners or legitimate data.” Smelter entries provided by our suppliers to Assent that are categorized as non-legitimate entreis are not listed in this CMR.

Gold	8853 S.p.A.	ITALY

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	African Gold Refinery	UGANDA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	CGR Metalloys Pvt Ltd.	INDIA

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi	ITALY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	L’Orfebre S.A.	ANDORRA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Marsam Metals	BRAZIL

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Precinox S.A.	SWITZERLAND

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Safimet S.p.A	ITALY

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Shandong Humon Smelting Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sovereign Metals	INDIA

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Estanho de Rondonia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Pongpipat Company Limited	MYANMAR

Tin	Precious Minerals and Smelting Limited	INDIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM

Tin	Thaisarco	THAILAND

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	China Molybdenum Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA